UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2023

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Cognizant Technology Solutions Corporation (the “Company”) with the Securities and Exchange Commission on September 28, 2023 (the “Original Filing”). The sole purpose of this amendment is to disclose updated information regarding the effective date of Mr. Jatin Dalal's appointment as the Company's Chief Financial Officer and related matters. No other changes have been made to the Original Filing.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 28, 2023, the Company announced the appointment of Mr. Jatin Dalal as Chief Financial Officer. Such appointment, which was originally anticipated to be effective in December 2023, has now been determined to be effective as of December 4, 2023 (whereupon he will assume the duties of Chief Financial Officer). In connection therewith, the transition period with Jan Siegmund (the Company's current Chief Financial Officer), and the corresponding date of Mr. Siegmund's retirement from the Company, will be March 31, 2024.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Offer Letter, by and between the Company and Jatin Dalal, acknowledged and agreed as of September 25, 2023 (portions of this Exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary

Date: November 21, 2023